Exhibit 99.1

[PRELIMINARY COPY]

NEWELL RUBBERMAID INC. THREE GLENLAKE PARKWAY ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [TBD] Eastern Time on April [TBD], 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Newell Rubbermaid in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until [TBD] Eastern Time on April [TBD], 2016. Have your proxy card in hand when you call and follow the simple instructions provided to you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99036-TBD                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWELL RUBBERMAID INC.
Proposals - The Board of Directors recommends you vote FOR Proposals 1, 2 and 4.
For	Against	Abstain

1.     Approval of the issuance of shares of Newell Rubbermaid Inc. common stock to stockholders of Jarden Corporation, pursuant to the Agreement and Plan of Merger, dated as of December 13, 2015, as it may be amended from time to time, by and among Newell Rubbermaid Inc., Jarden Corporation, NCPF Acquisition Corp. I, a wholly owned subsidiary of Newell Rubbermaid Inc., and NCPF Acquisition Corp. II, a wholly owned subsidiary of Newell Rubbermaid Inc.

☐	☐	☐

2.     Adjournment of the Newell Rubbermaid Annual Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve Proposal 1 have not been obtained.

☐	☐	☐

3. Election of Directors – The Board of Directors recommends you vote FOR the Nominees listed below:	For	Against	Abstain

1a. Thomas E. Clarke	☐	☐	☐

1b. Kevin C. Conroy	☐	☐	☐

1c. Scott S. Cowen	☐	☐	☐

1d. Michael T. Cowhig	☐	☐	☐

1e. Domenico De Sole	☐	☐	☐

1f. Michael B. Polk	☐	☐	☐

1g. Steven J. Strobel	☐	☐	☐

1h. Michael A. Todman	☐	☐	☐

1i. Raymond G. Viault	☐	☐	☐

4. Advisory resolution to approve executive compensation	☐	☐	☐

NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.	☐
Please indicate if you plan to attend this meeting.	☐	☐
Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Newell Rubbermaid Annual Meeting: The Notice and Proxy Statement and Annual Report are Available at www.proxyvote.com

M99036-TBD

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders of Newell Rubbermaid to be held April [TBD], 2016.
The undersigned hereby appoints Michael B. Polk, John K. Stipancich, Bradford R. Turner and Michael R. Peterson, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held April [TBD], 2016, and at any adjournments or postponements thereof, on each of the proposals listed on the reverse side.

This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Newell Rubbermaid Annual Meeting or any adjournment or postponement of the Newell Rubbermaid Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that your shares are represented at the Newell Rubbermaid Annual Meeting, whether or not you plan to attend the Newell Rubbermaid Annual Meeting in person. To make sure that your shares are represented, we encourage you to sign, date and return this card, or vote your shares by using either of the electronic means described on the reverse side.

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR proposal (1) on the reverse side, FOR proposal (2) on the reverse side, FOR the election of all director candidates nominated by the Board of Directors on the reverse side and FOR proposal (4) on the reverse side and, in the discretion of the persons named as proxies, with respect to any other matters that may properly come before the Newell Rubbermaid Annual Meeting or any adjournment or postponement of the Newell Rubbermaid Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side